UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 23, 2006

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-9396	86-0498599

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida		32204

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Transaction Bonuses
     On October 20, 2006, the compensation committee of the board of directors of Fidelity National Financial, Inc., a Delaware corporation (“FNF”), approved transaction bonuses to a group of officers of FNF, including William P. Foley, II, Alan L. Stinson, Brett B. Bickett and Peter T. Sadowski, subject to, among other things, FNF stockholder approval of the agreement and plan of merger, dated June 25, 2006, as amended and restated as of September 18, 2006 (the “Merger Agreement”), with Fidelity National Information Services, Inc. (the “FIS Merger”). On October 23, 2006, at the 2006 Annual Meeting of Stockholders of FNF, FNF stockholders approved the Merger Agreement and the FIS Merger, and on October 23, 2006, Mr. Foley was paid a bonus of $19.0 million, Messrs. Stinson and Bickett were each paid a bonus of $2.2 million, and Mr. Sadowski was paid a bonus of $600,000. Other officers received an aggregate of $1.0 million. The purpose of the transaction bonus was to reward the officers for their efforts towards successful completion of the FIS Merger, the spin-off Fidelity National Title Group, Inc. (“FNT”) and related transactions. The FIS Merger is the final step of FNF’s long-term strategy, which has included previous acquisitions (Alltel Information Services, for example) and reorganizations. The result of FNF’s long-term strategy has been the creation of significant value for shareholders and a rate of return that has consistently exceeded that of the S&P 500 since 1987.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 24, 2006, FNT completed the acquisition of substantially all of the assets and liabilities of FNF (other than FNF’s interests in its majority-owned subsidiary, Fidelity National Information Services, Inc., a Georgia corporation (“FIS”) and in a small subsidiary, FNF Capital Leasing, Inc.) in exchange for 45,265,956 shares of FNT’s Class A common stock (the “Asset Contribution”), pursuant to the securities exchange and distribution agreement dated as of June 25, 2006, as amended and restated as of September 18, 2006, between FNT and FNF. The assets transferred by FNF to FNT included FNF’s specialty insurance business, its interest in certain claims management operations, certain timber and real estate holdings and certain smaller operations, together with all cash and certain investment assets held by FNF as of October 24, 2006.
     In connection with the Asset Contribution, FNF converted all of the FNT Class B Common Stock held by FNF into FNT Class A Common Stock, and distributed the shares acquired by FNF from FNT, together with the converted shares, to holders of record of FNF Common Stock as of October 17, 2006 in a tax-free distribution. As a result of this distribution, FNF no longer owns any common stock of FNT.
Item 8.01. Other Events.
     Prior to the Asset Contribution described under Item 2.01 of this report, FNF was party to various “intercompany agreements” with FNT and FIS. On October 24, 2006, in connection with the completion of the Asset Contribution, and the anticipated merger of FNF with and into FIS, certain intercompany agreements were terminated. In addition, FNF, FNT and FIS have entered into new intercompany agreements, as described below.
     The primary reason for terminating the previous intercompany agreements, and executing new intercompany agreements, was to reflect the effect of the Asset Contribution on FNT’s overall corporate structure. Another reason was to ensure that the rights and obligations covered by the intercompany agreements before the Asset Contribution would be properly allocated among the post-Asset Contribution entities.
     The new intercompany agreements are filed are filed as Exhibits 99.1 through 99.2 to this report. The following summaries are qualified in their entirety by reference to the text of such exhibits. The agreements described herein do not constitute all of the intercompany agreements between FNT and FNF, or their respective affiliates. Additional intercompany agreements are described under the caption “Certain Relationships and Related Transactions with FNF and FIS” in FNT’s Schedule 14C filed with the SEC on September 19, 2006.
     On October 24, 2006, in connection with the Asset Contribution, each of the following agreements was terminated:
(i)	Employee Matters Agreement dated as of September 27, 2005.

(ii)	Tax Matters Agreement dated as of September 27, 2005.

(iii)	Amended and Restated Intellectual Property Cross License Agreement dated February 1, 2006.

(iv)	Intellectual Property Cross License Agreement dated September 27, 2005.

(v)	Registration Rights Agreement dated as of September 27, 2005.

(vi)	Separation Agreement dated as of September 27, 2005.

(vii)	All oral tax sharing agreements between FNF and all of its non-insurance subsidiaries, including Fidelity National Insurance Services, Inc., FNF Holding, LLC, FNF International Holdings, Inc., Fidelity National Timber Resources, Inc., National Alliance Marketing Group, Inc., and Rocky Mountain Aviation, Inc.
Tax Disaffiliation Agreement.
     Effective as of October 24, 2006, FIS, FNF and FNT have entered into a tax disaffiliation agreement. FNT and its subsidiaries currently are members of the FNF consolidated federal income tax return. In addition, certain FNT subsidiaries are included with FIS group companies in state combined income tax returns. As a result of the Asset Contribution, FNT’s companies will no longer be included in the FNF consolidated federal income tax return or in any state combined return with any FIS company. The tax disaffiliation agreement allocates responsibility between FIS and FNT for filing returns and paying taxes for periods prior to the Asset Contribution, subject to the indemnification provisions set forth in the agreement. The tax disaffiliation agreement also includes indemnifications for any adjustments to taxes for periods prior to the Asset Contribution and for any taxes and for any associated adverse consequences that may be imposed on the parties as a result of the Asset Contribution, as a result of actions taken by the parties or otherwise, and as a result of the merger.
   Indemnification
•	FNT will indemnify FNF (and its successor after the merger, FIS) with respect to the FNF federal consolidated income taxes for periods prior to the Asset Contribution (other than taxes attributable to income of FIS or FIS subsidiaries), and with respect to any state income taxes payable by FIS but attributable to FNF, to FNT, to a subsidiary of FNT or to one of the former direct FNF subsidiaries that are being contributed to FNT pursuant to the securities exchange and distribution agreement.

•	FIS will indemnify FNT with respect to any state income taxes payable by FNT but attributable to a subsidiary of FIS.

•	FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the merger of FNF into FIS is determined to be a taxable transaction.

•	FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the Asset Contribution is determined to be a taxable transaction, unless such adverse determination is the result of a breach by FIS of its covenant not to take certain actions within its control that would cause the Asset Contribution to be taxable or the result of certain acquisitions of FIS stock within the control of FIS or an FIS affiliate.
   Designation of Agent
     FNF, prior to the merger, to the extent permissible under the tax law, will designate FNT or an affiliate of FNT as the agent of the FNF federal consolidated group, such that FNT (or such FNT affiliate) will represent that group before the Internal Revenue Service for all federal income tax matters related to periods prior to the Asset Contribution. There will be conforming agency designations at the state level to the extent permitted by law.
  Filing of Returns and Payment of Taxes
•	In general, FNT will file and pay the tax due on all FNF federal consolidated returns.

•	FNT and FIS will share the responsibility for filing and paying tax on combined state returns that contain FNT group companies and FIS group companies; determination of which group will file the return and pay the tax will depend upon whether the common parent of the combined group is an FNT company or an FIS company.

•	There are limitations on each group’s ability to amend returns if amendment would increase the tax liability of the other group.

•	The payment of taxes will be subject to the indemnification obligations provided for in the tax disaffiliation agreement.
   Restrictions on Stock Acquisitions
     In order to help preserve the tax free nature of the Asset Contribution, FNT and FIS have mutually agreed that neither company will engage in any direct or indirect acquisition, issuance, or other transaction involving that company’s stock unless the company first obtains an opinion from a nationally recognized law firm or accounting firm that the acquisition will not cause the Asset Contribution to be taxable. This restriction is subject to various exceptions, including that the opinion restriction may be waived with the consent of certain officers of the other company.
   Other Operational Provisions
•	Prior tax sharing agreements will be terminated, except for tax sharing agreements relating to insurance companies. Such agreements will be amended to substitute FNT for FNF.

•	Subject to some limitations and exceptions, the indemnifying party controls any contest or audit related to any indemnified tax.
Assumption Agreement.
     FNT has entered into an assumption agreement with FNF under which FNT assumes and agrees to pay, honor and discharge when due certain liabilities of FNF in accordance with their respective terms and subject to all of FNF’s associated rights, claims and defenses.
Tax Sharing Agreements (Assignment Agreement).
     FNF has assigned to FNT, without other amendment, its obligations under the tax sharing agreements between FNF and FNT’s title insurers, including Chicago Title, Fidelity National Title, Security Union Title, Alamo Title, and Ticor Title and Ticor-FL. In addition, FNF has assigned to FNT, without other amendment, its obligations under the tax sharing agreements between FNF and the specialty insurance subsidiaries that constitute the businesses that were contributed to FNT in connection with the Asset Contribution, namely Fidelity National Insurance Company, Fidelity National Property & Casualty Insurance Company, Fidelity National Indemnity Insurance Company, and Fidelity National Home Warranty Company.
Item 9.01. Financial Statements and Exhibits
(b) Pro Forma Financial Information
     Pro Forma financial statements in respect of the matters referred to in Item 2.01 are incorporated by reference to the “Unaudited Pro Forma Financial Information” included in Amendment No. 1 to FIS’s Registration Statement on Form S-4 filed on September 19, 2006 (File No. 333-135847).

(d) Exhibits

Exhibit
Number	Description
10.1	Amended and Restated Securities Exchange and Distribution Agreement (incorporated by reference to Exhibit 2.2 to Amendment No.1 to FIS’s Registration Statement on Form S-4 filed on September 19, 2006) (File No. 333-135845).

99.1	Tax Disaffiliation Agreement, dated as of October 23, 2006, by and among FNF, FNT and FIS.

99.2	Assumption Agreement, dated as of October 23, 2006, by and between FNT and FNF.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ Alan L. Stinson
Alan L. Stinson
Executive Vice President and Chief Financial Officer

Dated: October 27, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Securities Exchange and Distribution Agreement (incorporated by reference to Exhibit 2.2 to Amendment No.1 to FIS’s Form S-4 filed on September 19, 2006) (File No. 333-135845).

99.1	Tax Disaffiliation Agreement, dated as of October 23, 2006, by and among FNF, FNT and FIS.

99.2	Assumption Agreement, dated as of October 23, 2006, by and between FNT and FNF.